Exhibit 99.3

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER OF

4.07% Notes due 2042

of

LOCKHEED MARTIN CORPORATION

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus, dated                 , 2013 (the “Prospectus”) of Lockheed Martin Corporation, a Maryland corporation, (the “Corporation”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Corporation’s offer (the “Exchange Offer”) to exchange its 4.07% Notes due 2042, Series B (CUSIP No. 539830 BB4) (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 4.07% Notes due 2042 (CUSIP Nos. 539830 BA6 and U5400E AC5) (the “Old Notes”) that have not been registered under the Securities Act. Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

We are providing instructions for you, as the registered holder, as to action you should take relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$                     of the 4.07% Notes due 2042.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

$                     of the 4.07% Notes due 2042;

☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

(a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and acknowledgments contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

(i) the undersigned’s principal residence is in the state of (fill in state)                 ,

(ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes being tendered, and, that when the Old Notes are accepted for exchange as contemplated in the Letter of Transmittal, the Corporation will acquire good and unencumbered title to the Old Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and not subject to any adverse claim,

(iii) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes;

(iv) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is participating in or has an intent to participate in a distribution of the New Notes;

(v) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, has an arrangement or understanding with any other person to participate in a distribution of the New Notes;

(vi) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an “affiliate”, as defined in Rule 405 under the Securities Act, of the Corporation; and

(vii) if the undersigned is a broker-dealer, the undersigned acquired the Old Notes as a result of market-making activities or other trading activities and not directly from the Corporation for its own account in the initial offering of the Old Notes.

If any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely in connection with the Exchange Offer on the positions of the staff of the Securities and Exchange Commission enunciated in a series of no action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the undersigned’s notes.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the acknowledgment that if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it (i) will confirm that it has not entered into any arrangement or understanding with the Corporation or an affiliate of the Corporation to distribute the New Notes and (ii) will acknowledge to the Corporation pursuant to the Letter of Transmittal that it will deliver a prospectus in connection with any resale of New Notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

(b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes.

SIGN HERE Name of beneficial owner(s): Signature(s): Name (please print): Address: Telephone number: Taxpayer Identification or Social Security Number: Date:

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